Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus Supplement, dated June 2, 2009, of Allis-Chalmers Energy Inc. of our reports dated March 9, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Allis-Chalmers Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.
We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.
/s/ UHY LLP
Houston, Texas
June 2, 2009